                                                                  EXHIBIT 10.116

                          MANAGEMENT SERVICES AGREEMENT

      THIS MANAGEMENT SERVICES AGREEMENT (this "AGREEMENT") is entered into as of _________, 2003, by and among MS Truck Body Corp., a Delaware corporation (the "COMPANY"), J. B. Poindexter & Co., Inc., a Delaware corporation ("JBPCO"), and Morgan Trailer Mfg. Co., a New Jersey corporation ("MORGAN"). The Company, JBPCo and Morgan are sometimes each referred to individually herein as a "PARTY" and together as the "PARTIES".

                                    RECITALS

      WHEREAS, the Company desires to retain the managerial and support services of certain employees of each of JBPCo and Morgan, and JBPCo and Morgan are willing to provide the time of certain of their employees to render such services to the Company, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.1 Defined Terms. For the purpose of this Agreement, the following terms shall have the meanings given below unless otherwise specified or clearly required by the context in which such term is used:

      "AFFILIATES" means, with respect to a Person, any Person that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, such Person; the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, activities or policies of any Person or entity, whether through the ownership of voting securities, by contract, employment or otherwise.

      "AGREEMENT" means this Management Services Agreement, as modified from time to time by any duly adopted amendments.

      "BUSINESS" means all business activities of the Company conducted both directly and indirectly through subsidiaries, nominees, joint ventures, general and limited partnerships and other entities of which the Company serves as a partner or in which it otherwise has an interest, as such Business is now conducted or may hereafter be conducted in the future.

      "PERSON" means an individual, corporation, partnership, limited partnership, unincorporated association, trust, estate, or other incorporated or unincorporated entity.

      "TERM OF AGREEMENT" means the period from the date hereof until this Agreement is terminated or otherwise expires pursuant to Article 4 hereof.
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                                    ARTICLE 2
                                    SERVICES

      Section 2.1 Provision of Services by JBPCo. JBPCo hereby agrees to make available to the Company certain managerial and support personnel listed on Exhibit A hereto, and such other personnel as may from time to time be designated by JBPCo in its sole discretion, as may be required for the reasonable conduct of the Business, as determined by JBPCo (the "JBPCO SERVICES").

      Section 2.2 Provision of Services by Morgan. Morgan hereby agrees to make available to the Company certain managerial and support personnel listed on Exhibit B hereto, and such other personnel as may from time to time be designated by Morgan in its sole discretion, as may be required for the reasonable conduct of the Business, as determined by Morgan (the "MORGAN SERVICES", and collectively with the JBPCo Services, the "MANAGEMENT SERVICES").

      Section 2.3 Standard of Performance. Each of JBPCo and Morgan shall, within the scope of its obligations as set out in this Agreement, use its reasonable best efforts to further the interests of the Company and to provide its portion of the Management Services in a competent and professional manner.

      Section 2.4 Compliance with Laws. Each of JBPCo and Morgan, to the extent such matters are within its control, shall use reasonable efforts to cause compliance with federal, state and municipal laws, ordinances, regulations and orders relative to the use, operation, development and maintenance of the Business; provided, however, that neither JBPCo nor Morgan shall be required to make any payment or incur any liability on account of any violation of any law, ordinance, rule, regulation or order. Each of JBPCo and Morgan shall promptly notify the Company of any violation which comes to its attention and the steps to be taken to remedy the violation, and shall transmit promptly to the Company a copy of any citation or other communication received by it setting forth any such violation.

      Section 2.5 Limits on Authority. Notwithstanding any powers JBPCo or Morgan may from time to time exercise under this Agreement, the Company shall retain all authority and control over the business, policies, operation and assets of the Company's Business, and each of JBPCo and Morgan shall perform its duties in accordance with and pursuant to all directives of the Company.

                                   ARTICLE 3
                                  COMPENSATION

      Section 3.1 Compensation for Management Services. Exhibit A and Exhibit B hereto set forth respectively the hourly rate of each JBPCo and Morgan employee designated to provide certain Management Services to the Company. The hourly rates set forth on Exhibit A and Exhibit B are based on the current salary, benefit and overhead costs of the employees and they may be amended, from time to time, by JBPCo or Morgan, as applicable, in order to reflect changes in the salary, benefits or other costs of such employees' time and services. Any such amendments will become binding on the Parties five (5) business days' following delivery of notice of such amendments to the Company by JBPCo or Morgan, as applicable. As compensation for the provision of such services, the Company shall pay, on a monthly basis, to JBPCo or Morgan, as applicable, an amount equal to the sum of each such hourly rate multiplied by the number of hours devoted to the performance of the Management Services by each such employee. The payments made to JBPCo are referred to herein as the "JBPCO FEE", and the payments made to Morgan are referred to herein as the "MORGAN FEE", and together with the JBPCo Fee, the "MANAGEMENT SERVICES FEES", and each of the Morgan Fee and the JBPCo Fee, a "MANAGEMENT SERVICES FEE".


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      Promptly following the last day of each month during the term of this
Agreement, each of JBPCo and Morgan will deliver to the Company a detailed invoice setting forth its respective Management Services Fee payable with respect to the month then ended. The Company shall pay to each of JBPCo and Morgan their respective Management Services Fee within ten (10) business days after receipt of such invoice. The Company shall have the right to audit the calculation of any invoiced Management Services Fee upon notice to JBPCo or Morgan, as applicable.

      Section 3.2 Payment of Expenses. Each of JBPCo and Morgan shall be entitled to reimbursement from the Company for all of its reasonable out-of-pocket expenses and such expenses of its employees, agents and consultants, including reasonable travel expenses, incurred in the performance of its portion of the Management Services pursuant to this Agreement.

                                    ARTICLE 4
                        TERM AND TERMINATION OF AGREEMENT

      Section 4.1 Initial Term. The initial term of this Agreement shall commence on the date hereof and end on the first anniversary of the date hereof (the "INITIAL TERM"). Following the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year periods until terminated in accordance with the provisions of this Article 4.

      Section 4.2 Termination. This Agreement may be terminated as follows:

      (a) This Agreement may be terminated upon the written agreement of all of the Parties.

      (b) Each Party may, with or without cause, terminate this Agreement at any time by giving to the other Parties at least five (5) business days' prior written notice of its intent to terminate, whereupon this Agreement shall terminate on the date specified in such notice.

      Section 4.3 Effects of Termination. The termination of this Agreement in accordance with the provisions of this Article 4 shall have the following effects:

      (a) Upon termination of this Agreement, all rights and obligations of the Parties to this Agreement shall terminate, provided that (i) the rights and obligations set forth in Section 3.2, this Section 4.3,
            Article 9, and Article 10 of this Agreement and any other mutual covenants or other provisions herein that by their terms extend beyond the Term of Agreement, and (ii) any rights, claims or causes of action that any Party may have against any other Party, whether for damages or other relief, arising out of or by virtue of anything done or omitted to be done by such other Party (through or by agents, employees or other representatives thereof) outside the scope of, or in violation of, this Agreement, shall survive such termination.

      (b) Upon termination of this Agreement, each of JBPCo and Morgan shall promptly deliver to the Company all books and records of the Company in its possession.

      (c) Upon the termination of this Agreement, the Company shall promptly pay to each of JPBCo and Morgan any of their respective Management Services Fees accrued but unpaid to the date of such termination.


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                                   ARTICLE 5
                            PERSONNEL ADMINISTRATION

      Section 5.1 General. All matters pertaining to the employment, supervision, compensation, promotion and discharge of any employees or personnel of JBPCo are the responsibility of JBPCo, which is in all respects the employer of any such employees. All matters pertaining to the employment, supervision, compensation, promotion and discharge of any employees or personnel of Morgan are the responsibility of Morgan, which is in all respects the employer of any such employees. All such employment arrangements are solely the concern of JBPCo or Morgan, as the case may be, and the Company shall have no liability with respect thereto except as may be required by law.

                                   ARTICLE 6
                                  LIABILITIES

      Section 6.1 Non-Assumption of Liabilities. Neither JBPCo nor Morgan shall, by entering into this Agreement, assume or become liable for any of the obligations, debts or other liabilities of the Company in existence or arising on or after the date hereof. Other than with respect to any Damages (as defined in Section 9.1) caused by the fraud, willful misconduct or gross negligence of JBPCo in rendering JBPCo Services hereunder, JBPCo shall not, by providing JBPCo Services to the Company, assume or become liable for any of the obligations, debts or other liabilities of the Company. Other than with respect to any Damages caused by the fraud, willful misconduct or gross negligence of Morgan in rendering Morgan Services hereunder, Morgan shall not, by providing Morgan Services to the Company, assume or become liable for any of the obligations, debts or other liabilities of the Company.

                                   ARTICLE 7
                             INDEPENDENT CONTRACTOR

      Section 7.1 Independent Contractor. Each of JBPCo and Morgan shall perform its portion of the Management Services hereunder as an independent contractor, retaining control over and responsibility for its own operations and the actions of its employees and agents. Neither JBPCo nor Morgan nor any of their respective employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered an employee or agent of the Company and shall not have authority to contract in the name of or bind the Company, except as expressly provided in this Agreement.

                                   ARTICLE 8
            ACCESS TO INFORMATION, BOOKS AND RECORDS; CONFIDENTIALITY

      Section 8.1 Access to Books and Records. Each of JBPCo and Morgan and their respective duly authorized employees and representatives shall have complete access to the Company's offices, facilities and records wherever located, in order to discharge the Company's responsibilities hereunder. All records and materials furnished to JBPCo or Morgan by the Company in performance of this Agreement shall at all times during the Term of Agreement remain the property of the Company.

      Section 8.2 Confidentiality. Each of JBPCo and Morgan agree to keep confidential all non-public information concerning the Company acquired by it or its Affiliates during the Term of Agreement. For the purpose of this Section 8.2, confidential information shall not include any information available to or otherwise disclosed by the Company to third parties generally. Nothing in this
Section 8.2 prohibits any announcement or disclosure by a party hereto that such party determines is required to be disclosed by applicable law or court order.


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                                   ARTICLE 9
                                INDEMNIFICATION

      Section 9.1 Indemnification by the Company. The Company hereby agrees to indemnify, hold harmless and defend (with counsel reasonably satisfactory to JBPCo or Morgan, as applicable) each of JBPCo and Morgan and their respective officers, members, employees, agents and Affiliates (collectively, the "INDEMNITEES") from and against any and all threatened or actual claims, demands, causes of action, suits, proceedings (formal or informal), losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys' fees and court costs, (collectively, "DAMAGES"), sustained or incurred by or asserted against any of the Indemnitees by any person, firm, corporation, governmental authority, or other entity by reason of or arising out of the conduct of the Company, the Business, the provision of any Management Services by JPBCo, Morgan or any of their respective employees pursuant to this Agreement, or any matter arising out of the relationship created hereby, except to the extent arising from the fraud, gross negligence or willful misconduct of JBPCo or Morgan.

                                   ARTICLE 10
                                  MISCELLANEOUS

      Section 10.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer the same to the laws of another jurisdiction), except to the extent that the same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

      Section 10.2 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to any other party (herein collectively called "NOTICE") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                  If to the Company, addressed to:
                  MS Truck Body Corp.
                  c/o Mr. Stuart McGowen
                  1801 South Nottawa Street
                  Sturgis, Michigan  49091
                  Telecopy: (___) _________

                  If to JBPCo, addressed to:
                  J. B. Poindexter & Co., Inc.
                  c/o Mr. Andrew Foskey
                  1100 Louisiana, Suite 5400
                  Houston, Texas  77002
                  Telecopy: (713) 951-9038

                  If to Morgan, addressed to:
                  Morgan Trailer Mfg. Co.
                  c/o Mr. Robert Ostendorf
                  35 Thousand Oaks Blvd.
                  Morgantown, Pennsylvania  19543
                  Telecopy: (610) 286-2220

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual


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receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party hereto may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

      Section 10.3 Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      Section 10.4 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

      Section 10.5 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

      Section 10.6 Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      Section 10.7 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

      Section 10.8 Entire Agreement; Parties in Interest; Nonreliance. This Agreement (a) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and (b) is not intended to confer upon any other person or entity any rights or remedies hereunder. The parties to this Agreement agree that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such parties relating to the Management Services.

                [Remainder of this page intentionally left blank]


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
      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                              MS TRUCK BODY CORP.

                              By:
                                  --------------------------------------
                              Name:
                              Title:



                              J. B. POINDEXTER & CO., INC.




                              By:
                                  --------------------------------------
                              Name:
                              Title:


                              MORGAN TRAILER MFG. CO.



                              By:
                                  --------------------------------------
                              Name:
                              Title:

                                    EXHIBIT A
                                 JBPCO EMPLOYEES

           Employee                         Hourly Rate
           --------                         -----------
           Andy Foskey                      $100.00 per hour

           Phil Schull                      $60.00 per hour

           Other JBPCo                      An hourly rate determined
           employees                        by JBPCo for each such
           designated by JBPCO              employee


                                 Exhibit A - 1

                                    EXHIBIT B
                                MORGAN EMPLOYEES

           Employee                            Hourly Rate
           --------                            -----------
           Robert Ostendorf                    $150.00 per hour

           Joe Sakal                           $50.00 per hour

           Beverly Prohaska                    $60.00 per hour

           Mark Robinson                       $90.00 per hour

           Jim Erven                           $80.00 per hour

           Doug Sanders                        $40.00 per hour

           Charlie Helms                       $60.00 per hour

           Brian McCafferty                    $50.00 per hour

           Other Morgan                        An hourly rate
           employees                           determined by Morgan
           designated by                       for each such employee
           Morgan


                                 Exhibit B - 1